As filed with the Securities and Exchange Commission on June 15, 2001

                                                     Registration No. 333-60456
-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                         Post-Effective Amendment No. 1
                                   on Form S-8
                                       to
                                    Form S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            JONES APPAREL GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Pennsylvania                                06-0935166
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                             250 Rittenhouse Circle
                           Bristol, Pennsylvania 19007
                    (Address of Principal Executive Offices)

             1994 Stock Option Plan of McNaughton Apparel Group Inc.
  Stock Option Plan for Non-Employee Directors of McNaughton Apparel Group Inc.
         1998 Long Term Incentive Plan of McNaughton Apparel Group Inc.
              ME Acquisition Corp. Bonus Plan for Senior Executives
         Option Bonus Plan for Senior Executives of JJ Acquisition Corp.
          Executive Stock Option Plan of McNaughton Apparel Group Inc.
   Incentive Bonus Plans for Senior Officers of McNaughton Apparel Group Inc.
                            (Full title of the plans)

                               Ira M. Dansky, Esq.
                            Jones Apparel Group, Inc.
                                  1411 Broadway
                            New York, New York 10018
                                 (212) 536-9526
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                           Proposed   Proposed
                                           maximum    maximum
  Title of                                 offering  aggregate
securities to be        Amount to be        price    offering     Amount of
registered              registered(1)     per share   price    registration fee
-------------------------------------------------------------------------------
Common Stock, par      1,500,000 shares      (2)       (2)          (2)
value $0.01 per share
1,500,000 shares
===============================================================================

(1) This Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement covers 1,500,000 shares of common stock, par value $0.01 per share (the "Jones Common Stock"), of Jones Apparel Group, Inc. ("Jones") originally registered on a Form S-4 Registration Statement. Such shares are issuable to holders of outstanding options to purchase shares of common stock, par value $0.01 per share, of McNaughton Apparel Group Inc. ("McNaughton"), under the Plans listed above. Pursuant to the Agreement and Plan of Merger dated as of April 13, 2001, among Jones, MCN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Jones, and McNaughton, upon consummation of the merger (the "Merger") of McNaughton with and into MCN Acquisition Corp., Jones will assume the Plans listed above.

(2) Not applicable. All filing fees payable in connection with the registration of these shares of Jones Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 on May 8, 2001, to register 4,409,814 shares of Jones Common Stock issuable to stockholders of McNaughton pursuant to the Merger.

===============================================================================

                             INTRODUCTORY STATEMENT

     Jones Apparel Group, Inc. ("Jones" or the "Registrant") hereby amends its Registration Statement on Form S-4 (Registration No. 333-60456) (the "Form S-4") filed with the Securities and Exchange Commission on May 8, 2001, as amended by Amendment No. 1 to Form S-4 filed on May 18, 2001, by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Post-Effective Amendment" or the "Registration Statement") relating to the sale of up to 1,500,000 shares of common stock, par value $0.01 per share, of Jones ("Jones Common Stock") issuable in connection with options granted under the 1994 Stock Option Plan of McNaughton Apparel Group Inc. ("McNaughton"), the Stock Option Plan for Non-Employee Directors of McNaughton, the 1998 Long Term Incentive Plan of McNaughton, the ME Acquisition Corp. Bonus Plan for Senior Executives, the Option Bonus Plan for Senior Executives of JJ Acquisition Corp., the Executive Stock Option Plan of McNaughton and the Incentive Bonus Plans for Senior Officers of McNaughton (collectively, the "Plans").

     Jones and McNaughton entered into an Agreement and Plan of Merger dated as of April 13, 2001 (the "Merger Agreement"), providing for the merger (the "Merger") of McNaughton with and into a wholly owned subsidiary of Jones (the "Merger Sub"). The Merger is expected to be completed on June 19, 2001 and be effective upon filing of a certificate of merger with the Secretary of State of the State of Delaware on that date. As a result of the Merger, McNaughton will become a wholly owned subsidiary of Jones. Pursuant to the Merger and the other transactions contemplated by the Merger Agreement, each share of McNaughton common stock, par value $0.01 per share ("McNaughton Common Stock"), other than shares owned by Jones, the Merger Sub or McNaughton, will be converted into the right to receive $10.50 in cash and a fraction of a share of Jones Common Stock based on an exchange ratio. The exchange ratio will be: (i) 0.2820 if the average price of Jones Common Stock for the five trading days ending on the second trading day prior to the closing of the Merger (the "Average Price") is greater than or equal to $29.78 and less than or equal to $44.68, (ii) equal to $12.60 divided by the Average Price if the Average Price is greater than $44.68 or (iii) equal to $8.40 divided by the Average Price if the Average Price is less than $29.78.

     In addition, each outstanding and unexercised option to purchase a share of McNaughton Common Stock granted under the Plans outstanding immediately prior to the Merger which has an exercise price per share that is equal to or less than the sum of $10.50 and the product of the exchange ratio and the Average Price will be amended and converted into (i) an option to acquire, on the same terms and conditions, a number of shares of Jones Common Stock equal to the exchange ratio, at an exercise price per share equal to the quotient obtained by dividing the product of (x) 1.0 minus a fraction, the numerator of which is $10.50 and the denominator of which is the sum of $10.50 and the product of the exchange ratio and the Average Price and (y) the per share exercise price for the share of McNaughton Common Stock subject to the option, by the exchange ratio, and
(ii) the right to receive from Jones a cash payment net of all applicable withholding taxes in an amount equal to the excess, if any, of $10.50 over the product of (x) a fraction, the numerator of which is $10.50 and the denominator of which is the sum of $10.50 and the product of the exchange ratio and Average Price, and (y) the per share exercise price for the share of McNaughton Common Stock subject to the option.

     Each outstanding and unexercised option to purchase a share of McNaughton Common Stock granted under the Plans outstanding immediately prior to the Merger which has an exercise price per share of McNaughton Common Stock that is greater than the sum of $10.50 and the product of the exchange ratio and the Average Price will be amended and converted into an option to acquire, on the same terms and conditions, a number of shares of Jones Common Stock equal to the quotient (the "underwater option exchange ratio") obtained by dividing (x) the sum of $10.50 and the product of the exchange ratio and the Average Price by (y) the Average Price, at an exercise price per share of Jones Common Stock equal to the quotient obtained by dividing (x) the per share exercise price for the share of McNaughton Common Stock subject to the option by (y) the underwater option exchange ratio.

     All options to acquire Jones Common Stock that result from the conversion of an option to acquire more than one share of McNaughton Common Stock held by a single optionholder will be aggregated and treated as a single option to acquire the aggregate number of shares of Jones Common Stock (rounded to the nearest whole share) subject to all such options.

     Upon completion of the Merger, Jones will assume the Plans, with the result that all obligations of McNaughton under the Plans, including with respect to options outstanding under the Plans, will become obligations of Jones. In addition, upon completion of the Merger, each option will become fully vested and immediately exercisable.

     Except as described above, all restrictions or limitations on transfer with respect to options awarded under the Plans, to the extent that such restrictions or limitations have not already lapsed, and all other terms of such Plans will remain in effect.

     The Post-Effective Amendment relates to the offer and sale after the Merger of Jones Common Stock pursuant to the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Jones hereby incorporates by reference into this Registration Statement the following documents previously filed by it with the Securities and Exchange
Commission:

     (a)  Jones' Annual Report on Form 10-K for the year ended December 31,
          2000;

     (b)  Jones' Quarterly Report on Form 10-Q for the quarter ended April 7,
          2001;

     (c)  Jones' Current Report on Form 8-K filed April 16, 2001; and

     (d) the description of Jones Common Stock set forth in Jones' Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Jones pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement on Form S-4 which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or

--------
     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the "Note" to Part I of Form S-8.

superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Jones Common Stock being offered hereby has been passed upon for Jones by Ira M. Dansky, Esq., General Counsel of Jones. With respect to certain matters concerning Pennsylvania law, Mr. Dansky relied on Schnader Harrison Segal & Lewis LLP, Philadelphia, Pennsylvania. As of June 14, 2001, Mr. Dansky owned no shares of Jones Common Stock but had options to purchase 205,585 shares of Jones Common Stock.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Pennsylvania Business Corporation Law of 1988 (the "Pennsylvania Business Corporation Law"), Section 8.1 of the By-laws of Jones Apparel Group, Inc. provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken, other than as expressly provided in the Pennsylvania Business Corporation Law. Furthermore, such By-laws provide that Jones Apparel Group, Inc. shall indemnify each officer and director to the full extent permitted by the Pennsylvania Business Corporation Law, and shall pay and advance expenses for any matters covered by such indemnification.

     Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     Section 1743 of the Pennsylvania Business Corporation Law provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

     Jones Apparel Group, Inc. has in effect insurance policies for general officers' and directors' liability insurance and for fiduciary liability insurance covering all of Jones' directors and officers. In addition, Jones Apparel Group, Inc. has entered into executive employment agreements with Sidney Kimmel, Jackwyn Nemerov, Irwin Samelman and Wesley R. Card pursuant to which Jones Apparel Group, Inc. has agreed to indemnify such officers and directors to the maximum extent permitted by applicable law against any liability incurred by such officers and directors in their capacities as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index following the signature pages for a list of Exhibits to this Post-Effective Amendment.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2001.

                                       JONES APPAREL GROUP, INC.


                                       By: /s/ Ira M. Dansky
                                           ---------------------------------
                                           Name: Ira M. Dansky
                                           Title:   General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                      Title                        Date


        *                 Chairman and Director             June 15, 2001
-------------------
                         (Chief Executive Officer)
Sidney Kimmel

        *                 President and Director            June  15, 2001
-------------------
Jackwyn Nemerov

        *                Chief Financial Officer            June 15, 2001
-------------------
Wesley R. Card          (Principal Financial Officer)

        *                Senior Vice President and          June 15, 2001
-------------------      Corporate Controller (Principal
Patrick M. Farrell       Accounting Officer)

        *                Executive Vice President,          June 15, 2001
-------------------      Marketing and Director
Irwin Samelman

        *                Director                           June 15, 2001
-------------------
Geraldine Stutz

        *                Director                            June 15, 2001
-------------------
Howard Gittis

         *               Director                            June 15, 2001
-------------------
Eric A. Rothfeld

         *               Director                            June 15, 2001
-------------------
Anthony F. Scarpa

*By: /s/ Ira M. Dansky
     -----------------
     Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit
Number               Description

4.1 Provisions of the Amended and Restated Articles of Incorporation that define the rights of security holders of Jones Apparel Group, Inc. (incorporated by reference to Jones Apparel Group, Inc.'s Annual Report on Form 10-K for the year ended December 31,
               1998).

4.2 Provisions of the By-laws and Amendments to By-laws of Jones Apparel Group, Inc. that define the rights of security holders of Jones Apparel Group, Inc. (incorporated by reference to Jones Apparel Group, Inc .'s Registration Statement on Form S-1 filed on April 3, 1991 (Registration No. 33-39742) and Annual Report on Form 10-K for the year ended December 31, 1993, respectively).

5.1 Opinion of Ira M. Dansky, General Counsel of Jones, regarding the legality of the securities being registered.

5.2 Opinion of Schnader Harrison Segal & Lewis LLP, Pennsylvania counsel to Jones, regarding the legality of the securities being registered.

23.1 Consent of Ira M. Dansky, Esq. (included as part of Exhibit 5.1 to this Registration Statement).

23.2           Consent of BDO Seidman, LLP.

23.3 Consent of Schnader Harrison Segal & Lewis LLP (included as part of Exhibit 5.2 to this Registration Statement).

24.1 Power of Attorney (included on the signature page of the Registration Statement on Form S-4 filed on May 8, 2001 (Registration No. 333-60456)).

                                                                    Exhibit 5.1


                                                                  June 15, 2001
Board of Directors of
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007

Ladies and Gentlemen:

     I have acted as counsel for Jones Apparel Group, Inc., a Pennsylvania corporation ("Jones"), in connection with the preparation of a Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") to its Registration Statement on Form S-4 (Registration No. 333-60456) filed with the Securities and Exchange Commission on May 8, 2001, as amended by Amendment No. 1 to Form S-4 filed on May 18, 2001 (as amended, the "Registration Statement").

     The Post-Effective Amendment is being filed on the date hereof and relates to the proposed issuance by Jones of up to 1,500,000 shares (the "Shares") of its common stock, par value $0.01 per share ("Jones Common Stock"), pursuant to options granted under the 1994 Stock Option Plan of McNaughton Apparel Group Inc. ("McNaughton"), the Stock Option Plan for Non-Employee Directors of McNaughton, the 1998 Long Term Incentive Plan of McNaughton, the ME Acquisition Corp. Bonus Plan for Senior Executives, the Option Bonus Plan for Senior Executives of JJ Acquisition Corp., the Executive Stock Option Plan of McNaughton and the Incentive Bonus Plans for Senior Officers of McNaughton (collectively, the "Plans").

     Jones filed the Registration Statement in order to register shares of Jones Common Stock in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 13, 2001 among Jones, MCN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Jones ("Merger Sub"), and McNaughton. The Merger Agreement provides for the merger (the "Merger") of McNaughton with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Jones. The Merger is expected to be completed on June 19, 2001 and be effective upon filing of a certificate of merger with the Secretary of State of the State of Delaware on that date. As a result of the Merger, McNaughton will become a wholly owned subsidiary of Jones.

     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement, (b) the Plans and
(c) the proxy statement/ prospectus that forms a part of the Registration Statement. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Jones and Merger Sub, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of Jones and others.

     Based on such examination, I am of the opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Merger Agreement and the applicable Plan, will be validly issued, fully paid and non-assessable.

     I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America.

     In rendering this opinion, I have relied upon the opinion dated June 15, 2001, of Schnader Harrison Segal & Lewis LLP, a copy of which appears as Exhibit
5.2 to the Post-Effective Amendment, as to all matters of law covered therein relating to the laws of the Commonwealth of Pennsylvania.

     I hereby consent to the inclusion of this opinion as an exhibit to the Post-Effective Amendment and to the reference to me under the heading "Item 5. Interests of Named Experts and Counsel". In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.


                                       Very truly yours,

                                       /s/ Ira M. Dansky

                                       Ira M. Dansky
                                       General Counsel
                                       Jones Apparel Group, Inc.

                                                                    Exhibit 5.2


                                                                  June 15, 2001



Ira M. Dansky, Esq.
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018

     Re: Jones Apparel Group, Inc. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4


Dear Mr. Dansky:

     As special Pennsylvania counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), we have been requested to render this opinion in connection with the Company's Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") to its Registration Statement on Form S-4 (Registration No. 333-60456) filed with the Securities and Exchange Commission on May 8, 2001, as amended by Amendment No. 1 to Form S-4 filed on May 18, 2001 (as amended, including as amended by the Post-Effective Amendment, the "Registration Statement").

     The Post-Effective Amendment is being filed on the date hereof and relates to the proposed issuance by the Company of up to 1,500,000 shares (the "Shares") of its common stock, par value $0.01 per share (the "Company Common Stock"), pursuant to options granted under the 1994 Stock Option Plan of McNaughton Apparel Group Inc., a Delaware corporation ("McNaughton"), the Stock Option Plan for Non-Employee Directors of McNaughton, the 1998 Long Term Incentive Plan of McNaughton, the ME Acquisition Corp. Bonus Plan for Senior Executives, the Option Bonus Plan for Senior Executives of JJ Acquisition Corp., the Executive Stock Option Plan of McNaughton and the Incentive Bonus Plans for Senior Officers of McNaughton (collectively, the "Plans").

     The Company filed the Registration Statement in order to register shares of the Company Common Stock, including the Shares, in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 13, 2001 among the Company, MCN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and McNaughton. The Merger Agreement provided for the merger (the "Merger") of McNaughton with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of the Company. The Merger is expected to be completed on June 19, 2001 and be effective upon filing of a certificate of merger with the Secretary of State of the State of Delaware on that date. As a result of the Merger, McNaughton will become a wholly owned subsidiary of the Company.

     For purposes of this opinion we have examined the Registration Statement; the Subsistence Certificate dated June 13, 2001 issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company; the resolutions adopted by the Board of Directors of the Company dated as of April 12, 2001; and such other documents as we deem necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimiled or reproduced copies.

     As special Pennsylvania counsel to the Company, we are not necessarily familiar with all of the Company's affairs. As a further basis for this opinion, we have made such inquiry of the Company as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and that the Shares have been duly authorized for issuance, and that the Shares which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and non-assessable.

     We are attorneys admitted to practice in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any jurisdiction, other than the corporate laws of the Commonwealth of Pennsylvania and the United States of America. Our examination of law relevant to the matters covered by this opinion is limited to Federal law and Pennsylvania law.

     The opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, as we do not undertake and assume any obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

     This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without in each instance our prior written consent.

     We hereby consent to the reference to this Firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement and the filing of this opinion as Exhibit 5.2 to the Registration Statement.

                                       Sincerely,



                                       /s/ Schnader Harrison Segal & Lewis LLP

                                                                   Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Jones Apparel Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Jones Apparel Group, Inc.'s Registration Statement on Form S-4 (Registration No. 333-60456) of our reports dated February 2, 2001, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in Jones Apparel Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


                                       /s/ BDO Seidman, LLP

                                       BDO Seidman, LLP

New York, New York
June 15, 2001